Exhibit 99.1

Company Contact:	IR Agency Contact:
Investor Relations	Becky Herrick
408-952-8402	415-433-3777
investorrelations@raesystems.com	bherrick@lhai.com
RAE Systems Reports Third Quarter 2009 Results
- Achieves Non-GAAP Profitability -
- Books an Accrual for Potential FCPA Settlement with DOJ & SEC —
SAN JOSE, Calif. — November 4, 2009 —RAE Systems Inc. (NYSE AMEX: RAE), a leader in delivering innovative sensor solutions to serve industrial, energy, environmental, and government safety markets worldwide, reported financial results and business highlights for the third quarter ended September 30, 2009.
Financial Results
For the third quarter of 2009, RAE Systems reported revenue of $19.9 million, compared with
$19.9 million in the second quarter of 2009 and $28.8 million in the third quarter of 2008. The year-over-year decrease is primarily attributable to the global recession, two significant non-recurring orders recorded in third quarter of 2008, and a disruption of sales activity in China due to recent management changes. For the third quarter of 2009, the Americas contributed 46 percent of total revenue, Asia contributed 37 percent and Europe contributed 17 percent of revenue. Gross margin for the third quarter was 52 percent, compared with 50 percent for the second quarter 2009 and 55 percent for the third quarter of 2008. Operating expenses for the third quarter 2009 were $14.2 million, compared with $14.4 million for the third quarter of 2008.
The company is actively engaged in discussions with the Department of Justice and the Securities and Exchange Commission to settle the outstanding joint investigation into the company’s alleged violations of the Foreign Corrupt Practices Act (FCPA). Although no assurances can be given as to whether the matter will settle or the amount of any settlement, the company booked an accrual of $3.5 million in the third quarter 2009 relating to this potential settlement.

The third quarter 2009 GAAP net loss was $3.5 million, or $0.06 per share. Excluding the impact of the reserve for the potential FCPA settlement, non-GAAP net income was $11,000 or $0.00 per share. These compare with third quarter 2008 net income of $554,000 or $0.01 per share.
For the nine months ended September 30, 2009, revenue was $58.9 million, compared with $71.4 million for the same period in 2008. For the nine months ended September 30, 2009, the GAAP net loss was $6.7 million or $0.11 per share and the non-GAAP net loss was $3.2 million or $0.05 per share. This compares with a net loss of $2.2 million or $0.04 per share for the same period in 2008.
“During the quarter, to ensure our long-term success, we furthered initiatives to run the company more efficiently, particularly in China,” said Robert Chen, president and CEO of RAE Systems. “Globally, we are prioritizing cost management, business controls and cash generation. For the nine months ended September 30, 2009, we increased our cash balance by $1.3 million to $16.2 million. In China, we installed a new management team; instituted mandatory, ongoing, FCPA compliance training; and began consolidating certain operations.”
“Due to the continued uncertainty of the worldwide economic outlook for 2009 combined with year-to-date performance, we now expect full year 2009 revenue of between $80.0 million and $82.0 million, and we do not expect to be profitable for the year,” Chen concluded.
Third Quarter Business Highlights
In the Oil and Gas/Energy market:
•	Won long-term contracts with companies in the U.S., Europe, the Middle East and China for portable instruments, wireless systems and RAE Systems’ specialty benzene monitors, two of which were “preferred supplier” contracts and the longest is for six years.

•	Secured the sale of the new MeshGuard wireless monitoring system for deployment in methane coal beds in Australia.

•	Obtained two digital coal mine safety systems orders for large coal mines in China’s Northern provinces that are expected to be delivered in the first half of 2010.
In the Hazardous Material Management market:
•	Received orders for AreaRAE wireless systems to equip Urban Search and Rescue teams, municipal fire departments, state emergency management departments as well as regional mutual-aid initiatives.

•	Delivered MultiRAE Plus Wing Tank Entry kits to both the United States Navy and Air Force.
In the Industrial Safety market:
•	Won key systems and instruments awards in China, Germany and Taiwan for use in steel mills, metal plating facilities and semiconductor production and contamination control.
In the Civil Defense market:
•	Obtained two significant radiation detection orders from the Singapore Civil Defense Force and the Los Angeles County Sherriff’s Department.
In the Environmental market
•	Secured a radiation monitoring system order from the China Environmental Protection Bureau to track the movement of radioactive sources.
About RAE Systems
RAE Systems is a leading global provider of rapidly deployable sensor networks that enable customers to identify safety and security threats in real time. Products include disposable gas-detection tubes, single-gas personal monitors, multi-sensor chemical detection monitors, photoionization (PID) monitors for volatile organic compounds (VOCs), wireless gas detection systems, and radiation monitoring networks for energy production and refining, industrial and environmental safety, and public and government first responder security sectors. RAE Systems’ products are used in over 95 countries by many of the world’s leading corporations and by many global Governmental agencies. For more information about RAE Systems, please visit www.RAESystems.com.
Use of Non-GAAP Financial Measures
Non-GAAP net income and net loss discussed in this press release excludes the impact of the company’s potential FCPA settlement. Management believes that the non-GAAP financial information provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, non-GAAP financial information has limitations as an analytical tool, and are not intended to be an alternative to financial information prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.
Safe Harbor Statement
This presentation may contain “forward-looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of RAE Systems and its subsidiaries; and other statements that are not historical fact. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the results of ongoing discussions with the Department of Justice and Securities and Exchange Commission regarding the company’s alleged violations of the FCPA, the general economic and industry factors and receptiveness of the market to RAE Systems and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.
[Tables to Follow]

RAE Systems Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and par value data)
(unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$16,157	$14,845
Trade notes receivable	1,762	1,870
Accounts receivable, net of allowances of $5,096 and $3,472, respectively	18,628	20,961
Accounts receivable from affiliate	224	100
Inventories	14,581	17,604
Prepaid expenses and other current assets	4,235	4,991
Income taxes receivable	102	895

Total current assets	55,689	61,266

Property and equipment, net	15,600	14,976
Intangible assets, net	2,656	3,342
Investments in unconsolidated affiliates	289	467
Other assets	658	1,124

Total assets	$74,892	$81,175

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,003	$6,387
Accounts payable to affiliate	83	382
Payable to Fushun shareholder	2	64
Bank lines of credit	3,739	2,584
Accrued liabilities	13,598	12,318
Notes payable to related parties, current	370	1,329
Income taxes payable	267	425
Deferred revenue, current	522	631

Total current liabilities	25,584	24,120

Deferred revenue, non-current	508	685
Deferred tax liabilities, non-current	1	83
Deferred gain on sale of real estate, non-current	4,602	5,079
Other long-term liabilities	1,385	1,292
Notes payable to related parties, non-current	362	1,219

Total liabilities	32,442	32,478

COMMITMENTS AND CONTINGENCIES (NOTE 5)

SHAREHOLDERS’ EQUITY:
Common stock, $0.001 par value, 200,000,000 shares authorized; 59,438,328 and 59,443,914 shares issued and outstanding, respectively	59	59
Additional paid-in capital	63,465	62,549
Accumulated other comprehensive income	6,892	6,555
Accumulated deficit	(32,674)	(25,947)

Total RAE Systems Inc. shareholders’ equity	37,742	43,216
Noncontrolling interest	4,708	5,481

Total shareholders’ equity	42,450	48,697

Total liabilities and shareholders’ equity	$74,892	$81,175

RAE Systems Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net sales	$19,909	$28,845	$58,929	$71,361
Cost of sales	9,636	13,070	29,458	33,640

Gross profit	10,273	15,775	29,471	37,721

Operating expenses:
Sales and marketing	4,282	5,197	13,513	15,998
Research and development	1,787	1,541	4,766	4,822
General and administrative	8,118	7,658	18,223	17,581

Total operating expenses	14,187	14,396	36,502	38,401

Operating (loss) income from continuing operations	(3,914)	1,379	(7,031)	(680)
Other income (expense):
Interest income	13	36	30	122
Interest expense	(79)	(91)	(314)	(292)
Other, net	148	(192)	140	(110)
Equity in loss of unconsolidated affiliate	(47)	10	(180)	(26)

(Loss) income from continuing operations before income taxes	(3,879)	1,142	(7,355)	(986)
Income tax expense	215	(494)	(145)	(1,159)

Loss from continuing operations	(3,664)	648	(7,500)	(2,145)
Gain from discontinued operations, net of tax	—	(4)	—	11

Net loss	(3,664)	644	(7,500)	(2,134)
Net loss (income) attributable to the noncontrolling interest	175	(90)	773	(115)

Net loss attributable to RAE Systems Inc.	$(3,489)	$554	$(6,727)	$(2,249)

Basic net income (loss) per share
Continuing operations	$(0.06)	$0.01	$(0.11)	$(0.04)
Discontinued operations	—	—	—	—

Basic net income (loss) per share	$(0.06)	$0.01	$(0.11)	$(0.04)

Diluted net income (loss) per share
Continuing operations	$(0.06)	$0.01	$(0.11)	$(0.04)
Discontinued operations	—	—	—	—

Diluted net income (loss) per share	$(0.06)	$0.01	$(0.11)	$(0.04)

Weighted-average common shares outstanding-Basic	59,375	59,304	59,359	59,162
Stock options and warrants	—	456	—	—

Weighted-average common shares outstanding-Diluted	59,375	59,760	59,359	59,162

RAE Systems Inc.
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except share data)
(unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2009		September 30, 2008		September 30, 2009		September 30, 2008
	Net income	Basic	Net income	Basic	Net income	Basic	Net income	Basic
	(loss)	EPS	(loss)	EPS	(loss)	EPS	(loss)	EPS
GAAP measures	$(3,489)	$(0.06)	$554	$0.01	$(6,727)	$(0.11)	$(2,249)	$(0.04)
Item reconciling GAAP net income and EPS to Non-GAAP net income and EPS:

Related to operating expenses:
General and administrative:
Non-recurring charge for proposed FCPA settlement	3,500	0.06	—	—	3,500	0.06	—	—

Non-GAAP measures	$11	$—	$554	$0.01	$(3,227)	$(0.05)	$(2,249)	$(0.04)

The following table sets forth the components of our Condensed Consolidated Statements of Operations as a percentage of net sales:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net sales	100%	100%	100%	100%
Cost of sales	48%	45%	50%	47%

Gross profit	52%	55%	50%	53%

Operating expenses:
Sales and marketing	22%	18%	23%	23%
Research and development	9%	5%	7%	7%
General and administrative	41%	27%	31%	25%
Adjustment to lease abandonment accrual	0%	0%	0%	0%

Total operating expenses	71%	50%	62%	55%

Operating (loss) income from continuing operations	-20%	5%	-12%	-1%
Other income (expense):
Interest income	0%	0%	0%	0%
Interest expense	-1%	0%	-1%	0%
Other, net	1%	-1%	0%	0%
Equity in loss of unconsolidated affiliate	0%	0%	0%	0%

(Loss) income from continuing operations before income taxes	-19%	4%	-12%	-1%
Income tax expense	1%	-2%	0%	-2%

Loss from continuing operations	-18%	2%	-13%	-3%
Gain from discontinued operations, net of tax	0%	0%	0%	0%

Net loss	-18%	2%	-13%	-3%
Net loss (income) attributable to the noncontrolling interest	1%	0%	1%	0%

Net loss attributable to RAE Systems Inc.	-18%	2%	-11%	-3%